Exhibit 99.1
[LOGO] CURATIVE
       HEALTH SERVICES

FOR IMMEDIATE RELEASE
Contact:
Bethany Oliver                                          Richard Moyer
Vice President of Communications                        Investor Relations
Curative Health Services                                Cameron Associates
952-922-0201                                            212-554-5466
boliver@curativehealth.com                              richard@cameronassoc.com

             Curative Health Services Completes Acquisition of Apex

             Curative is now 3rd largest Hemophilia Service Provider

     MINNEAPOLIS - February 28, 2002 - Curative Health Services, Inc. (NASDAQ:
CURE), a leading disease management company, today announced that it has completed its acquisition of Apex Therapeutic Care, a leading provider of pharmaceuticals, therapeutic supplies and disease management services to people with hemophilia and related bleeding disorders. With this acquisition, Curative expects to more than double its 2002 revenues in the Specialty Pharmacy Services
(SPS) business unit.

     Curative paid a total of $60 million. In consideration of Apex, Curative elected, pursuant to the stock purchase agreement, to adjust the mix of stock and cash consideration from $40 million in stock and $15 million in cash to $36 million in the form of 1,805,970 shares of common stock and $19 million in cash. The remaining $5 million was delivered as a Curative promissory note payable over the course of five years. Curative expects SPS revenues, including those associated with Apex, to exceed $90 million in 2002. The company expects the acquisition to add 13 cents to EPS for the calendar year 2002 and 20 cents EPS on an annualized basis. Management anticipates 2002 earnings per share of 80 cents. These projections assume no unusual legal or settlement costs related to the Company's outstanding shareholder litigation, and no other one-time gains, losses or other charges.

     "Through the combined efforts of the teams at Apex and SPS, we were able to close this transaction in a little over 30 days," said Gary Blackford, Curative's Chief Executive Officer. "Our integration efforts are well on their way and we look to complete those efforts over the next quarter."

     The addition of Apex makes Curative the third largest provider of hemophilia services in the United States.


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     About Curative Health Services

     Curative Health Services (CURE) delivers superior clinical outcomes and unmatched patient satisfaction for patients experiencing serious medical conditions through two unique business units.

     Curative's Specialty Pharmacy Services (SPS) business unit provides patient-centric services that facilitate the health care management process, and provides related pharmacy products for chronic disease states such as Hemophilia. These services are provided directly to patients and caregivers by community-based representatives and pharmacies.

     Curative Health Services' Specialty Healthcare Services (SHS) business unit is the undisputed industry leader in chronic wound care management, consistently achieving an outcome success rate of more than 80 percent, more than twice the industry average. Curative provides a broad continuum of services to health care providers through a nationwide network. This national network of more than 100 hospital-based Wound Care Center programs, has offered comprehensive treatment to over 300,000 patients, achieving more than a 95 percent patient satisfaction rate.

     For more information, visit www.curative.com

     This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Factors that might cause such differences include, but are not limited to, the termination or non-renewal of a material number of contracts, an inability to obtain new contracts, changes in the government regulations relating to the Company's Specialty Healthcare Services or Specialty Pharmacy Services business units, changes in the regulations governing third party reimbursements for the Company's services, manufacturing shortages of products sold by Curative's Specialty Pharmacy Services business unit and the other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. Readers of this release are referred to the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for further discussion of these and other factors that could affect future results.

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